Exhibit 16.1

March 23, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 16F. Change in Registrant’s Certifying Accountant on page 145 of Form 20-F dated March 23, 2023, of Celyad Oncology SA and are in agreement with the statements contained in paragraphs one, four, five, six and seven. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ EY Réviseurs d’Entreprises / EY Bedrijfsrevisoren SRL/BV